[TEAM AMERICA LETTERHEAD]


COMPANY CONTACT:
S. Cash Nickerson, Chairman, President and CEO
(888) 522-6008 Ext. 114
(cnickerson@teamamerica.com)
 --------------------------

          TEAM AMERICA TO REQUEST REVIEW OF NASDAQ STAFF DETERMINATION

WORTHINGTON, OHIO - AUGUST 23, 2002. TEAM America, Inc. (NASDAQ: TMOS) announced today that it had received a Nasdaq Staff Determination on August 21, 2002 indicating that the Company's failure to file its Form 10-Q for the period ended June 29, 2002 was a violation of the continued listing requirements set forth in Marketplace Rule 4310, and that its common stock, therefore, is subject to delisting from The Nasdaq SmallCap Market. As a result of the delinquency, the trading symbol for the Company's common stock will be changed from "TMOS" to "TMOSE" at the opening of business on August 23, 2002.

On or before 4:00 p.m. on August 28, 2002, the Company may request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company presently intends to request a hearing. If the request for a hearing is made no later than 4:00 p.m. on August 28, 2002, the delisting will be stayed pending the Panel's determination. The Company can provide no assurance the Panel will grant the Company's request for continued listing.

On August 14, 2002, the Company filed a Notification of Late Filing on Form 12b-25 relating to its Report on Form 10-Q for the quarter ended June 29, 2002. On August 23, 2002, the Company is filing its Report on Form 10-Q/A for the quarter ended June 29, 2002, but, for the reasons described below, the interim financial statements included with the Form 10-Q/A were not reviewed by an independent public accountant, as required under SEC regulations.

As previously disclosed, on April 17, 2002, the Company terminated its former independent public accountant, Arthur Andersen LLP, and engaged Ernst & Young LLP as its new independent public accountant. Subsequent to engaging Ernst & Young LLP, the Company determined that its prior accounting treatment of its December 29, 2000 issuance of 100,000 Series A Preferred Shares with detachable warrants did not comply with generally accepted accounting principles. As a result, the Company reclassified certain accounts and restated its fiscal 2000 and 2001 consolidated balance sheets and statements of changes in shareholders' equity, its fiscal 2000 consolidated statement of operations and corresponding disclosures, all of which were included in the Company's Amendment No. 1 to Annual Report on Form 10-K/A filed on August 13, 2002. The Company also filed Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 30, 2002 on August 13, 2002 to reflect the restatement and reclassifications in its first quarter interim financial statements.

Both Arthur Andersen LLP and Ernst & Young LLP are aware of the restatement and the reclassifications. However, Arthur Andersen's inability to certify the restatements and reclassifications are due to extraordinary circumstances beyond the Company's control. In addition, although Ernst & Young has performed certain review procedures for the first and second quarters, it will be unable to complete its review of those interim financial statements until it has completed audits for fiscal 2000 and 2001. S. Cash Nickerson, Chairman and CEO, has stated that "the Company is working diligently with Ernst & Young to complete the audit of the Company for the years ended 2000 and 2001, and to certify the restated year end financial statements for those years, and complete its review of the interim financial statements for the year 2002."

TEAM America, Inc. (Nasdaq: TMOS) is a leading Business Process Outsourcing Company specializing in human resources. TEAM America is a pioneer in the Professional Employer Organization (PEO) industry and was founded in 1986. With 16 sales and service offices nationwide, the Company is one of the ten largest PEOs in the country serving more than 1,500 small businesses in all 50 states. The Company is engaged in a "build up" of the consolidating industry and is the leading acquirer of quality, positive cash flow, independent PEOs in urban markets. For more information regarding the company, visit www.teamamerica.com.

Statements in this document that are not historical facts are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                       ###